UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

APOLLO EDUCATION GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The attached letter will be included with the proxy statement mailed to the Company’s shareholders on or about March 25, 2016.

March 23, 2016

Dear Fellow Shareholders,

You are being asked to approve the proposed acquisition of Apollo Education Group by a consortium of investors including The Vistria Group, LLC, funds affiliated with Apollo Global Management, LLC and the Najafi Companies.

The Board of Directors has approved the merger agreement and recommends that you vote “FOR” its adoption. While these matters are more fully described in the enclosed proxy statement, we want to ensure that you are aware of important factors that we considered in making our determination, so we have outlined a number of reasons why we strongly believe that this is a necessary and critical step for Apollo Education Group.

The Importance of Voting

Please note that because the merger proposal requires the approval of a majority of the outstanding Class A shares, if you fail to vote, it will have the same effect as a vote “against” the merger. The Board encourages you to vote “FOR” today.

The Rationale for a Sale

We evaluated the transaction while taking into account numerous variables, each of which influenced our view of the risk-adjusted value for the enterprise. The environment the company is operating in is challenging, and it may deteriorate further, before it improves. Regulatory inquiries, negative press and the actions of short sellers all have a negative, long-term impact on brand equity, student and faculty morale, operations and financial performance and ultimately, share price. These factors make it increasingly difficult to operate as a public company and pose risks to executing the transformation plan and stabilizing enrollments.

These dynamics, and other factors outside of our control, also significantly limit our ability to forecast and provide guidance for the business. As a result, we conducted a risk-adjusted analysis of this offer, imparting a significant risk profile to our long-term strategy and related share appreciation potential. We are estimating that it could take several years, and possibly longer, to accomplish our long range plan and compete effectively in an increasingly competitive environment. Even at that point, the opportunity for share appreciation could be limited. Until the University of Phoenix is able to stabilize enrollments (currently forecasted in fiscal 2019), there is no apparent near-term catalyst for share price appreciation, even if we are executing on the transformation plan and achieving forecasted financial results. Furthermore, our U.S. Department of Education financial responsibility composite score compliance, and therefore our overall liquidity profile, are at risk from future goodwill impairments triggered by the depressed trading price of our shares and our ongoing restructuring charges, which further reduces our composite score.

Offer Results from Transparent, Robust and Competitive Process

The offer resulted from a transparent, robust and competitive process, which lasted nearly a year. We conducted a thorough review of strategic alternatives – including a sale of a portion of the company (such as BPP), a spin-off of the Global business, conversion of the University of Phoenix into a non-profit school or splitting the company into a for-profit company and non-profit college, share buy-back or recapitalization, and private investment into the company – before concluding that this transaction offers the best risk-adjusted value and the least amount of execution, regulatory and financing risk.

The Board of Directors followed a long and thorough process to elicit interest from prospective buyers, with participation from 17 financial sponsors and one potential strategic acquiror. The final merger agreement resulted from numerous rounds of negotiations with the consortium, including regarding price and closing certainty. It is unlikely that a more attractive proposal will be forthcoming.

The Right Deal at the Right Time

Given the limited opportunity for upside, the risks of extreme downside, and the number of factors outside of our control, we firmly believe the $9.50 per share cash offer represents the best, currently available outcome for shareholders.

The consequences of a no-vote should be fully understood. Your decision should not be based solely on the adequacy of what you, as shareholders, are receiving, but also the potential risks you are avoiding by accepting this offer. The operational risks facing the company are likely to be exacerbated if the transaction is voted down, given the downward pressure on the company’s share price, and related implications outlined above. This is why we believe that $9.50 per share in cash results in the best risk-adjusted outcome for shareholders, given the totality of the circumstances.

The Board’s conclusion was further reinforced by a competitive and robust auction process that lasted nearly a year and included a pre-signing market check, before concluding this agreement with the consortium. Again, we urge you to consider fully the materials in the proxy statement and promptly submit your proxy – by telephone, by Internet or by mail – voting “FOR” all items.

Sincerely,

The Board of Directors

Apollo Education Group

REMEMBER:

You can vote your shares by telephone or via the Internet.

Please follow the simple instructions on the enclosed proxy card.

If you have any questions or need assistance in voting

your shares, please call our proxy solicitor,

Forward-Looking Statements Safe Harbor

Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including, without limitation: (i) the timing of the completion of the merger; (ii) the failure of Parent to obtain the necessary equity financing set forth in the equity commitment letters received in connection with the merger agreement or the failure of that financing to be sufficient to complete the merger and the transactions contemplated thereby; (iii) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory approvals; (iv) the risk that regulatory agencies impose restrictions, limitations, costs, divestitures or other conditions in connection with providing regulatory approval of the merger; (v) the outcome of pending or potential litigation or governmental investigations; (vi) disruptions resulting from the proposed merger making it more difficult for Apollo Education Group to maintain relationships with its students, customers, employees, suppliers and strategic partners; (vii) competitive responses to the proposed merger; (viii) unexpected costs, liabilities, charges or expenses resulting from the merger; (ix) the inability to obtain, renew or modify permits in a timely manner, or comply with government regulations; (x) the inability to retain key personnel of Apollo Education Group or its subsidiaries; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Apollo Education Group to pay a termination fee; (xii) unexpected expenses or other challenges in integrating acquired businesses, student, consumer or regulatory impact arising from consummation of such acquisitions, and unexpected changes or developments in the acquired businesses; (xiii) diversion of management’s attention from ongoing business concerns; (xiv) limitations placed on Apollo Education Group’s ability to operate its business by the merger agreement; (xv) the impact of increased competition from traditional public universities and proprietary educational institutions; (xvi) the impact of the initiatives to transform the University of Phoenix into a more-focused, higher-retaining and less-complex institution, including the near-term impact on enrollment; (xvii) the impact of Apollo Education Group’s ongoing restructuring and cost-reduction initiatives; (xviii) impacts from actions taken by our regulators that could affect the University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. Federal and state student financial aid programs, including the recent requirement that all substantial changes be approved by the U.S. Department of Education in advance; (xix) further delay in the University of Phoenix’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs, or any limitations or qualifications imposed in connection with any recertification; (xx) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (xxi) changes in regulation of the U.S. education industry and eligibility of proprietary schools to participate in U.S. Federal student financial aid programs; (xxii) changes in the University of Phoenix’s enrollment or student mix; (xxiii) the impact on student enrollments of the announcement of the proposed merger and general economic conditions; (xxiv) the impact of third party claims that Apollo Education Group’s products and services infringe their intellectual property rights; and (xxv) fluctuations in non-U.S. currencies that could impact reported operating results of foreign subsidiaries. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2015, filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2015, Form 10-Q for the quarterly period ended November 30, 2015, filed with the SEC on January 11, 2016, and other filings with the SEC which are available at www.apollo.edu. The cautionary statements referred to above also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Apollo Education Group or persons acting on Apollo Education Group’s behalf. Apollo Education Group undertakes no obligation to publicly update or revise any forward-looking statements for any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, Apollo Education Group cannot guarantee future results, events, levels of activity, performance, or achievements.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed sale of Apollo Education Group. In connection with the proposed transaction, Apollo Education Group has filed a definitive proxy statement on Schedule 14A with the SEC on March 23, 2016 and has mailed the definitive proxy statement and a form of proxy to the shareholders of Apollo Education Group on or about March 25, 2016. Apollo Education Group’s shareholders are encouraged to read the definitive proxy statement regarding the proposed merger and any other relevant documents filed with the SEC when they become available as they will contain important information about the proposed merger. Apollo Education Group’s shareholders will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website, www.sec.gov and Apollo Education Group’s website, www.apollo.edu.

Participants in Solicitation

Apollo Education Group and its directors and officers may be deemed to be participants in the solicitation of proxies from Apollo Education Group’s shareholders with respect to the proposed merger. Information about Apollo Education Group’s directors and executive officers and their ownership of Apollo Education Group’s common stock is set forth in the definitive information statement for Apollo Education Group’s 2015 Annual Meetings of Class A and Class B Shareholders, which was filed with the SEC on December 23, 2015 and the definitive proxy statement on Schedule 14A, which was filed with the SEC on March 23, 2016. Shareholders may obtain additional information regarding the interests of Apollo Education Group and its directors and executive officers in the proposed merger, which may be different than those of Apollo Education Group’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.